Patrizio & Zhao, LLC

Certified Public Accountants and Consultants                                                    322 Route 46 West

                                                                                                                                   Parsippany, NJ 07054

Member of                                                                                                        Tel:  (973) 882-8810

                                                                                                                          Fax: (973) 882-0788

Alliance of worldwide accounting firms                                                               www.pzcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Registration Statement (Form S-1) pertaining to the registration of 500,000 shares of common stock of WeRvaluecooupons.com Inc., of our report dated July 3, 2012 with respect to the financial statements of WeRvaluecooupons.com Inc., for the period from May 9, 2012 (inception date) to May 31, 2012, We also consent to the reference to us under the heading “Experts” in the above referenced Registration Statement.

Patrizio & Zhao, LLC

Certified Public Accountants and Consultants

Parsippany, New Jersey

July 3, 2012